Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of L Brands, Inc. and, with respect to the Registration Statements on Forms S-3 and S-4, in the related Prospectus of L Brands, Inc.:

Registration Statement (Form S-3 ASR No. 333-191968)
Registration Statement (Form S-4 No. 333-163026)
Registration Statement (Form S-8 No. 33-49871)
Registration Statement (Form S-8 No. 333-110465)
Registration Statement (Form S-8 No. 333-04927)
Registration Statement (Form S-8 No. 333-04941)
Registration Statement (Form S-8 No. 333-118407)
Registration Statement (Form S-8 No. 333-161841)
Registration Statement (Form S-8 No. 333-176588);

of our reports dated March 21, 2014, with respect to the consolidated financial statements of L Brands, Inc., and the effectiveness of internal control over financial reporting of L Brands, Inc., included in this Annual Report (Form 10-K) for the year ended February 1, 2014.

/s/ Ernst & Young LLP

Columbus, Ohio
March 21, 2014